UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 17, 2006
CKE RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 745-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 8.01 Other Events
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On July 22, 2005, CKE Restaurants, Inc. (the “Company”) timely submitted to the New York Stock Exchange (“NYSE”) an Annual Chief Executive Officer (“CEO”) Certification indicating that the CEO of the Company was not aware of any violation by the Company of the NYSE’s corporate governance listing standards. The Company inadvertently omitted from its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 6, 2006, a statement that such Certification was timely submitted to the NYSE as required by the commentary to Section 303A.12(a) of the NYSE Listed Company Manual.
     On July 17, 2006 the Company notified the NYSE of this inadvertent omission. The Company determined that the omission could be fully cured by filing a Current Report on Form 8-K containing the required disclosure. The required disclosure appears under Item 8.01 of this Report and is incorporated into this Item 3.01 by reference. The Company will include the required disclosure in future annual reports.
Item 8.01 Other Events
     On July 22, 2005, the Company timely submitted to the NYSE an Annual CEO Certification indicating that the CEO of the Company was not aware of any violation by the Company of the NYSE’s corporate governance listing standards. Such certification was unqualified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.
Date: July 21, 2006	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer